Exhibit 99.01

Paper Describes China’s Traditional Tibetan Medicine Market and the Growth Opportunities in China’s Expanding Healthcare Industry

SHANGRI-LA COUNTY, China, April 25, 2011 /PRNewswire/ — Tibet Pharmaceuticals, Inc. (NASDAQ: TBET), an emerging specialty pharmaceutical company engaged in the development, today announces the release of a white paper on the traditional Tibetan medicine industry in China, by market analyst Arthur Goldgaber of SmallcapInsights.com.

Entitled “Traditional Tibetan Medicine: New Markets for Tibet’s Ancient Therapies,” the white paper describes the history of traditional Tibetan medicines in China and the differences between their use and that of Western medicine. The paper also describes the expanding size of the Tibetan medicine industry in China and how it has evolved into significant niche within the larger Traditional Chinese Medicine (“TCM”) industry.

From the white paper, “One major component of the increased demand for both OTC products and pharmaceuticals is an aging Chinese population. By 2030, China is expected to have the largest absolute number of elderly (aged over 65) in the world, totaling 222 million from 130 million in 2010 and will account for 15.9% of China’s total population, up from 9.7% in 2010.”

The paper goes on to say, “China’s Tibetan medicine industry was about RMB 1 billion ($153 million) in size in 2006, about 0.5% of China’s total pharmaceutical industry, according to CMSN. The Tibetan medicine industry is believed to be growing rapidly: CMSN projected the Tibetan medicine industry as a whole to be growing at an average annual rate of about 50%.”

The publication of the white paper is a part of Tibet Pharmaceuticals’ continuing investor outreach and education program. To view the full white paper (free of charge, in PDF format), please visit: www.tibetpharmaceuticals.com/res.html

About Tibet Pharmaceuticals, Inc.

Based in Shangri-La County, Yunnan Province, China, Tibet Pharmaceuticals, Inc. (NASDAQ: TBET) is a rapidly growing specialty pharmaceutical company engaged in the research, development, manufacturing and marketing of modernized traditional Tibetan medicines in China. With over 190 full-time employees and nation-wide distributors, the company develops both prescription and over-the-counter traditional Tibetan medicines that promote health in human respiratory, digestive, urinary and reproductive systems. Tibet Pharmaceuticals’ products are sold throughout China, with a majority of sales concentrated in the southern provinces, most notably Yunnan Province, where the company’s 52,000 sq. ft. GMP-certified manufacturing facilities are located. The access to key raw materials, not generally available outside the province, provides a significant advantage for Tibet Pharmaceuticals.

For more information on Tibet Pharmaceuticals, please visit:

www.tibetpharmaceuticals.com

SEC Section 17(b) Disclosure

SmallcapInsights.com is a wholly owned subsidiary of Trilogy Capital Partners, Inc. (“Trilogy”). Trilogy Capital Partners, Inc. has been engaged by Tibet Pharmaceuticals, Inc. (“TBET”) to provide investor relations services for compensation including a monthly retainer of $7,500 for a six month term and shares of TBET equal to $200,000, valued at the IPO per share price. One half of the shares shall be issued at the commencement date and the other half shall be issued 90 days thereafter.

Although the white paper described herein was commissioned and paid for by TBET the company notes that the paper was generated independently by the author, and statements by the author are his own and not attributable to TBET. Readers are advised to review the white paper in its entirety, including the disclosures and disclaimers noted therein.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, references herein to industry growth; possible growth in company revenues and/or earnings; future estimated share prices; and continued growth in consumer healthcare spending are forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Financial Communications Contact:

Trilogy Capital Partners - Asia

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com

SOURCE Tibet Pharmaceuticals, Inc.